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KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

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                                                                      Exhibit 21


                                  SUBSIDIARIES


Listed below are the principal subsidiaries of Kaiser Aluminum & Chemical Corporation, the jurisdiction of their incorporation or organization, and the names under which such subsidiaries do business. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                                                                                     Place of
                                                                                                     Incorporation
         Name                                                                                        or Organization
         ----                                                                                        ---------------

         Alpart Jamaica Inc. ...........................................................             Delaware
         Alumina Partners of Jamaica (partnership)......................................             Delaware
         Anglesey Aluminium Limited.....................................................             United Kingdom
         Kaiser Alumina Australia Corporation...........................................             Delaware
         Kaiser Aluminium International, Inc............................................             Delaware
         Kaiser Aluminum & Chemical of Canada Limited...................................             Ontario
         Kaiser Bauxite Company.........................................................             Nevada
         Kaiser Bellwood Corporation....................................................             Delaware
         Kaiser Finance Corporation ....................................................             Delaware
         Kaiser Jamaica Bauxite Company (partnership)...................................             Jamaica
         Kaiser Jamaica Corporation.....................................................             Delaware
         Queensland Alumina Limited.....................................................             Queensland
         Volta Aluminium Company Limited................................................             Ghana




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KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

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Principal       California
Domestic          Laguna Niguel
Operations          Administrative Offices
and               Los Angeles (City of Commerce)
Administrative      Engineered Products
Offices           Oxnard
(Partial List)      Engineered Products
                  Pleasanton
                    R&D at the Center for Technology,
                    Administrative Offices
                Louisiana
                  Baton Rouge
                    Alumina Business Unit Offices
                  Gramercy
                    Alumina
                Michigan
                  Detroit (Southfield)
                    Automotive Product Development and
Sales
                Ohio
                  Newark
                    Engineered Products
                Oklahoma
                  Tulsa
                    Engineered Products

                South Carolina
                  Greenwood
                    Engineered Products
                  Greenwood
                    Engineered Products Machine Shop
                Tennessee
                  Jackson
                    Engineered Products
                Texas
                  Houston
                    Kaiser Aluminum Corporation
Headquarters
                  Sherman
                    Engineered Products
                Virginia
                  Richmond
                    Engineered Products
                Washington
                  Mead
                    Primary Aluminum,
                    Northwest Engineering Center
                  Richland
                    Engineered Products
                  Tacoma
                    Primary Aluminum
                  Trentwood
                    Flat-Rolled Products



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Principal       Australia
Worldwide         Queensland Alumina Limited (28.3%)
Operations          Alumina
(Partial List)  Canada
                  Kaiser Aluminum & Chemical of
                  Canada Limited (100%)
                    Engineered Products
                Ghana
                  Volta Aluminium Company Limited (90%)
                    Primary Aluminum
                Jamaica
                  Alumina Partners of Jamaica (65%)
                    Bauxite, Alumina
                  Kaiser Jamaica Bauxite Company (49%)
                    Bauxite
                Wales, United Kingdom
                  Anglesey Aluminium Limited (49%)
                    Primary Aluminum